EXHIBIT 10.45

Image Entertainment, Inc.

Code of Ethics Policy

Effective November 1, 2003

Policy and Purpose

As a public company, Image Entertainment, Inc. (“Image”) takes very seriously its obligations to honestly and accurately report its financial results and related information.  Image strives to comply with all applicable securities laws and regulations, accounting standards, accounting controls, and audit practices.

Code of Ethics

The following rules constitute Image’s Code of Ethics (the “Code”), which shall operate as the written standards that Image believes are reasonably necessary to deter potential wrongdoing by Image’s principal executive officer, principal financial officer, principal accounting officer or controller, and other persons in positions of authority who may be capable of compromising financial integrity.  In addition to these specified positions, all Image employees will also be held accountable for adhering to and promoting the following:

Because of Image’s high level of commitment to financial integrity:

•                                          Image expects and requires that any and all of its officers, employees, contractors, subcontractors, and agents engaged in the auditing and reporting of its financial statements will conduct themselves in an honest and ethical manner and in accordance with generally accepted auditing and professional standards.

•                                          Image expects and requires that any and all of its officers, employees, contractors, subcontractors, and agents involved in the reporting of financial information, including periodic reports filed with the SEC, earnings press releases and financial information and projections provided to analysts and rating agencies, fairly present in all material respects the financial condition and results of operations of Image, and that such disclosures are made in a full, fair, accurate, timely, and understandable way.

•                                          Every Image employee, and members of our immediate families, will avoid any situation that may create, seem to create, or be perceived to create a conflict between our personal interests and the interests of Image.  We will take necessary steps to avoid improper reporting relationships and not directly or indirectly supervise or report to persons with whom we have a family or close personal relationship.

•                                          Image cannot and will not tolerate behavior by any of its officers, employees, contractors, subcontractors, or agents that would result or does result in a financial report that contains untrue statements of a material fact or omits material facts that render any portion of that report misleading.  Image’s employees shall perform their duties in a manner that complies with applicable governmental laws, rules and regulations.

•                                          Image cannot and will not tolerate any behavior that would constitute securities fraud, mail fraud, bank fraud, or wire fraud.

•                                          Image cannot and will not tolerate behavior by any of its officers, employees, contractors, subcontractors, or agents that violates, or is intended to violate, any rule or regulation of the SEC, or any provision of applicable state or Federal law relating to fraud against shareholders.

In addition to agreeing to abide by the Code, Image’s principal executive officer, principal financial officer, and, as necessary, other persons in positions of authority who may be capable of compromising financial integrity will sign a certification of preparation under the requirements of the Code for each of the periodic reports on Form 10-Q and the annual report on Form 10-K.

Implementation

Image expects your full cooperation in enforcing this Policy.  Image’s intent in preparing, implementing, and distributing this Policy is to ensure compliance with federal, state, and local laws and to protect the interests of Image, its shareholders, and the public.

Nothing in this Policy is intended to create a contract between Image and any officer or employee of Image.

Image Entertainment, Inc.

Code of Ethics Policy

Effective November 1, 2003

EXHIBIT A

Certification of Preparation for Periodic and Annual Reports

In my role as         (title)          of Image Entertainment, Inc., I certify that I have adhered to and advocated the following principles and responsibilities governing my professional and ethical conduct with respect to the preparation of          (current periodic or annual report)           .

To the best of my knowledge and ability:

•                                          I acted with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

•                                          I provided all officers, employees, contractors, subcontractors, and agents with information that is accurate, complete, objective, relevant, timely and understandable.

•                                          I complied with rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

•                                          I acted in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

•                                          I respected the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose.  Confidential information acquired in the course of my work is not used to personal advantage.

•                                          I shared knowledge and maintained skills important and relevant to the needs of the officers, employees, contractors, subcontractors, and agents.

•                                          I proactively promoted ethical behavior as a responsible partner among my peers in my work environment.

•                                          I achieved responsible use of and control over all assets and resources employed or entrusted to me.

Signature:	Date:

Print Name:

RECEIPT AND ACKNOWLEDGMENT

All Image Entertainment, Inc. (“Image”) employees, directors, contractors, subcontractors and agents are responsible for reading, understanding and following the principles outlined in this policy.  Please sign this page and return it to Human Resources.

I acknowledge that I have received and will comply with the Image Code of Ethics Policy dated November 1, 2003.  I understand and agree that this policy is not an employment contract between Image and me.

I understand that if I have questions related to the standards of conduct outlined in the Code of Ethics, I am to discuss them promptly with my supervisor, Human Resources or General Counsel.

Signature:	Date:

Print Name: